UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 13, 2006

CREE, INC.
(Exact name of registrant as specified in its charter)

North Carolina	0-21154	56-1572719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4600 Silicon Drive
Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

(919) 313-5300

Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

 On December 13, 2006, Cree, Inc. (the “Company”) sold 356,275 shares of Color Kinetics Incorporated common stock pursuant to the exercise in full of the over-allotment option granted to the underwriters in connection with Color Kinetics’ recent common stock offering. The Company received proceeds of approximately $6.4 million from the sale of these shares. Previously, on November 15, 2006, the Company sold 575,000 shares in the offering from which it received proceeds of approximately $10.3 million. These sales are expected to add, respectively, approximately $0.06 and $0.09 per diluted share, or a total of $0.15 per diluted share, to the Company’s earnings per share for the second quarter of fiscal 2007 ending December 24, 2006. In connection with the offering, the Company entered into an agreement in which the Company agreed not to dispose of any additional shares of Color Kinetics’ common stock during a period ending February 8, 2007, without the prior written consent of the underwriters, subject to extension in specified circumstances and to certain exceptions.

This report contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results, including with respect to the Company’s targets and prospects, could differ materially due to a number of factors, including potential changes in demand; increasing price competition in key markets; the Company’s ability to complete development and commercialization of products under development, such as its pipeline of brighter LEDs; the Company’s ability to lower costs; the risk that, due to the complexity of its manufacturing processes, transition of production of larger wafers, and transition of its advanced device wafer fabrication to its new facility, the Company may experience production delays that preclude it from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; risks associated with the ramp-up of the Company’s production for its new products; risks resulting from the concentration of the Company’s business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the rapid development of new technology and competing products that may impair demand or render the Company’s products obsolete; the potential lack of customer acceptance for the Company’s products; risks associated with the Company’s recent acquisition; risks associated with on-going litigation; and other factors discussed in the Company’s filings with the Securities and Exchange Commission, including its report on Form 10-K for the fiscal year ended June 25, 2006, and subsequent reports filed with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, the Company disclaims any obligation to update any forward-looking statements after the date of this report, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREE, INC.

By:	/s/ Adam H. Broome
Adam H. Broome
Vice President, Legal

Date:  December 14, 2006